Consent of Independent Registered Public Accounting Firm

Berliner Communications, Inc.
Elmwood Park, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 2008, relating to the consolidated financial statements of Berliner Communications, Inc. for the year ended June 30, 2008 which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

January 12, 2009